                                                                      EXHIBIT 21


                              HARLEY-DAVIDSON, INC.

                                  SUBSIDIARIES

                                                           State/Country
                                                                of
     Name                                                  Incorporation
     ----                                                  -------------
H-D Michigan, Inc.                                           Michigan
  Harley-Davidson Motor Company                              Wisconsin
Harley-Davidson Transportation Co., Inc.                     Delaware
Harley-Davidson Foreign Sales Corporation                    Barbados
Harley-Davidson Dealer Systems, Inc.                         Ohio
Harley-Davidson Holding Co., Inc.                            Delaware
  Harley-Davidson Benelux B.V.                               Netherlands
  Harley-Davidson France SAS                                 France
  Harley-Davidson GmbH                                       Germany
  Harley-Davidson Japan, KK                                  Japan
  Harley-Davidson Europe Limited                             England
Buell Distribution Corporation                               Wisconsin
Renovation Realty Investment Services, Inc.                  Wisconsin
Trihawk, Inc.                                                Wisconsin
Highland Insurance Service, Inc.                             Wisconsin
HR, LLC                                                      Indiana
HR Holding Corporation                                       Wisconsin
HR Leasing Corporation                                       Wisconsin
  State Road Properties L.P.                                 Delaware
Holiday Holding Corporation                                  Texas
  Holiday World, Inc.                                        Indiana
  Holiday World, Inc.                                        Washington
  Holiday World, Inc.                                        Texas
  Holiday World, Inc.                                        Florida
  Holiday World, Inc.                                        New Mexico
  Holiday World, Inc.                                        Oregon
  Holiday World, Inc.                                        California
  RV Holiday World, Inc.                                     Massachusetts
Eaglemark Financial Services, Inc.                           Nevada
  Eaglemark Insurance Services, Inc.                         Nevada
  Eaglemark, Inc.                                            Nevada
    Harley-Davidson Dealer Funding Corporation-I             Nevada
    Eaglemark Leasing, Inc.                                  Nevada
    Eaglemark Mortgage, Inc.                                 Nevada
    Eaglemark Customer Funding Corporation-II                Nevada
    Eaglemark Customer Funding Corporation-III               Nevada
    Eaglemark Customer Funding Corporation-IV                Nevada